EXHIBIT 21.01

                      THE KELLER MAUFACTURING COMPANY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                                                      Name Under Which

  Name                  State of Incorporation        Subsidiary Does Business
  ----                  ----------------------        ------------------------
   Keller Dedicated              Indiana              Keller Dedicated
  Transportation Co.                                  Transportation Co.